Exhibit 99.1

VICI Properties Provides Company and COVID-19 Update
- Withdraws 2020 Guidance -
NEW YORK, NY - April 16, 2020 - VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), with respect to the ongoing COVID-19 pandemic, today provided an update on its liquidity position, real estate portfolio, the impact of a new accounting standard and the status of 2020 guidance.
“From Day 1 at VICI we’ve been committed to full and forthright dialogue with our stockholders and other key stakeholders and that dialogue is more important than ever in a time like this,” said Edward Pitoniak, Chief Executive Officer of VICI Properties. “We believe that our nation, our sector, our tenants and our REIT will ultimately come through the COVID-19 pandemic by means of our collaborative strength. Today we wish to share with you how VICI strengthened itself coming into the pandemic and how we’re currently responding to the pandemic.”
Liquidity Update
“Since our emergence in October 2017 we have been working to strengthen our balance sheet, ladder out our maturities, maintain a low payout ratio, and, overall, sustain a strong liquidity position,” said David Kieske, Executive Vice President and Chief Financial Officer of VICI Properties.

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On February 5, 2020, we issued (i) $750.0 million of 3.500% senior unsecured 5-year notes due 2025 (the “2025 Notes”), (ii) $750.0 million of 3.750% senior unsecured 7-year notes due 2027 and (iii) $1.0 billion of 4.125% senior unsecured 10.5-year notes due 2030.

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$2.0 billion of the net proceeds were placed into escrow pending the consummation of the Eldorado transaction, which amount is subject to a special mandatory redemption if such transaction does not close.

◦	On February 20, 2020 the remaining net proceeds from the 2025 Notes were used to redeem in full the outstanding $498.5 million of 8.0% Senior Secured Second Priority Notes due 2023.

•	On February 7, 2020, we sold 7,500,000 shares under our at-the-market (“ATM”) offering program for aggregate net proceeds of $200.0 million.

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On March 12, 2020, we declared a regular quarterly cash dividend of $0.2975 per share, which was paid on April 9, 2020 to stockholders of record as of the close of business on March 31, 2020. The aggregate dividend payment was approximately $139.3 million.

Taking into account the foregoing, as of April 16, 2020, we have approximately $310 million in unrestricted cash and cash equivalents and $1.0 billion of availability under our undrawn revolving credit facility. In addition, we have access to approximately $1.3 billion in proceeds from settlement of the 65,000,000 shares that are subject to the forward sale agreements entered into in June 2019. We also have no debt maturities until December 2024.
Real Estate Portfolio Update
In connection with the COVID-19 pandemic, various state governments and/or regulatory authorities have issued directives, mandates, orders or similar actions restricting non-essential business operations, resulting in the closure of our tenants’ operations at our properties (as well as our golf course properties), and at this time, we cannot predict the length of time our tenants’ operations will remain closed. All of our tenants fulfilled their rent obligations in full for the month of April. As of April 16, 2020, we are actively engaged in discussions with our five tenants regarding how best to respond to the COVID-19 pandemic as it specifically impacts each tenant’s financial and operating situation. While we have not yet agreed to any lease modifications or other concessions with any of our tenants, if the current environment persists we may ultimately support tenants during the short term in ways that we believe will benefit the Company over the long term.
Eldorado / Caesars Merger
Eldorado continues to pursue the regulatory approvals necessary to close its merger with Caesars.  As noted above, between the $1.3 billion in proceeds from the settlement of the forward sale agreements and the $2.0 billion held in escrow from the February unsecured notes offering, we have raised all equity and debt funding necessary to close on our part of the overall Eldorado/Caesars transaction.
New Accounting Standard - Non-Cash Impact to Financial Statements
We have historically determined that our leases effectively have 35-year durations, given the mission-criticality of the assets to our tenants. This lease duration, and other factors, led to our leases being classified as direct-financing and sales type leases for accounting purposes. As previously disclosed in our 2019 Annual Report on Form 10-K and as a result of our leases being recorded as direct financing and sales type leases, we adopted ASU No. 2016-13 - Financial Instruments-Credit Losses (Topic 326) - June 2016 (as amended through May 2019) (“CECL”) effective January 1, 2020. As a result of the amended accounting standard, beginning with our Q1 2020 reporting, we will be required to estimate and record a non-cash provision, or allowance, for future credit losses related to all existing, and any future investments in, direct financing and sales-type leases and similar assets. This allowance is derived from estimated probabilities of lease default and any resulting losses over the full life of the leases, inclusive of all extension options. We anticipate that the impact of the COVID-19 pandemic will materially affect the calculation of this allowance. This resulting non-cash allowance will be recorded through our Statement of Operations, impacting net income and funds from operations (FFO), but will be excluded from the calculation of adjusted funds from operations (AFFO) due to its non-cash nature.
2020 Guidance
Our prior 2020 guidance was provided before the COVID-19 pandemic had materially impacted the U.S. economy. Given the economic uncertainty and rapidly-evolving circumstances related to the COVID-19 pandemic, together with the implementation of a new CECL accounting standard, we are withdrawing our previously issued 2020 guidance and are not providing an updated outlook at this time.
About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 28 gaming facilities comprising over 40 million square feet and features approximately 15,600 hotel rooms and more than 180 restaurants, bars and nightclubs. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment Corporation, Century Casinos Inc., Hard Rock International, JACK Entertainment and Penn National Gaming, Inc. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates”, “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements.
Among those risks, uncertainties and other factors are the impact of changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy (including stemming from the COVID-19 pandemic and changes in the economic conditions as a result of the COVID-19 pandemic); risks that the Company may not achieve the benefits contemplated by our pending and recently completed transactions and acquisitions of real estate assets; risks that not all potential risks and liabilities have been identified in the Company’s due diligence for our pending and recently completed acquisitions; risks regarding the ability to receive, or delays in obtaining, the governmental and regulatory approvals and consents required to consummate our pending acquisitions, or other delays or impediments to completing our pending acquisitions; our ability to obtain the financing necessary to complete our pending acquisitions on the terms we currently expect or at all; the possibility that our pending acquisitions may not be completed or that completion may be unduly delayed; and the effects of our recently completed acquisitions and the pending acquisitions on us, including the post-acquisition impact on our financial condition, financial and operating results, cash flows, strategy and plans.
Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants. The extent to which the COVID-19 pandemic impacts the Company and its tenants, including our pending transactions, will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, including the impact of the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures on our tenants, including various state governments and/or regulatory authorities issuing directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders resulting in the closure of our tenants’ operations at our properties. Each of the foregoing could have a material adverse effect on our tenants’ ability to satisfy their obligations under their leases with us, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. In addition, changes and instability in global, national and regional economic activity and financial markets as a result of the COVID-19 pandemic could negatively impact consumer discretionary spending and travel, which could have a material adverse effect on our tenants’ businesses.
Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor:
Investors@viciproperties.com
(646) 949-4631
Or
David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com
Danny Valoy
Vice President, Finance
DValoy@viciproperties.com